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                                                                    EXHIBIT 10.9


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                             PARTNERSHIP AGREEMENT

                                    between

                               OFFICE DEPOT, INC.

                                      and

                                CARREFOUR, S.A.





                           Dated as of June 10, 1995




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                             PARTNERSHIP AGREEMENT


Between OFFICE DEPOT having its registered office at 220 Old Germantown Road, Delray Beach, Florida 33445, USA represented by Mr. David Fuente, (hereafter referred to as "OD") and

CARREFOUR, a joint stock company incorporated under French law, having its registered office at 6 Avenue Raymond Poincare, 75116 Paris, France, acting in its own name and on behalf of the other companies in the CARREFOUR Group, represented by Mr. Daniel Bernard, (hereafter referred to as "Carrefour").

(The parties are hereinafter collectively referred to as the "Partners").
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                                    PREAMBLE


OD carries on, in the USA and Canada, the activity of selling office supplies, office services, business machines, computer equipment and office furniture at discount prices in the retail format of warehouse formats (the "Business").

Carrefour carries on, in countries throughout the world, an activity establishing and operating hypermarkets proposing self-service at discount prices of a large assortment of food and non-food items, as well as various services.


1.       OBJECT

         The Partners have decided to pool their knowledge and experience and to create a joint venture company as described hereinafter, with the object of developing together a chain of stores that sells at discount prices office supplies, office services, business machines, computer equipment, and office furniture in the retail warehouse format similar to the format that OD operates in North America (the "Joint Venture").


2.       TERRITORY

         The territory in which the Joint Venture will exercise its activity shall be France (the "Territory").


3.       JOINT VENTURE VEHICLE





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         3.1     The Partners shall cause a Societe par Actions Simplifiee
         ("SAS"), a company having limited liability under French law, to be formed with the name "Office Depot France SAS" (hereinafter the "Joint Venture Company"), in which the Partners shall each hold 50% of the capital stocks and 50% of the voting rights.

         3.2 The initial share capital of the Joint Venture Company shall be 5,000,000 FF divided into 50,000 shares having a par value of 100 FF each. Initial capital contribution shall be the equivalent of 2,500,000 FF for each of Carrefour and OD.

         3.3 The Partners may initially hold their respective interests in the Joint Venture Company either directly or through affiliated companies and hereby expressly warrant to each other that they will continue to have lasting control over these companies (the "Affiliates"). For purposes of this Agreement, the term control shall mean the relevant Partner holding more than 50% of the voting stock shares or a majority of the voting rights in the relevant Affiliate company.

         3.4 Additionally subsidiary companies, such as a Societe en Nom Collectif with the name "Office Depot France SNC" ("SNC"), may be organized, if justified by practical commercial grounds or for other sound reasons. Unless such companies are fully owned by the Joint Venture Company, the principle of equality of the shareholding ratio between Partners and all other





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         provisions of this Agreement will apply to those companies on the same basis. Upon mutual consent of the Partners, the SAS form of the Joint Venture Company shall be converted into any other suitable form of limited liability entity.

         3.5 One of the goals of the Joint Venture being to arrange for the listing of the Joint Venture Company, the Partners agree that in the event of listing, they will make such changes to the present Agreement and the Joint Venture Company as may be necessary or desirable.


4.       MANAGEMENT

         4.1 The Joint Venture Company shall be controlled by a Board of Directors (the "Board") comprised of six directors, three of whom shall be appointed by OD and three of whom shall be appointed by Carrefour. All decisions of the Board except those specified in Article 4.5, shall be adopted by majority decisions of all members present or represented. The Chairman of the Board will be elected by the Board. In addition, the General Manager will sit on the Board and shall have no voting rights on matters brought before the Board.

         4.2 OD shall be responsible for the operation and management of the Joint Venture Company. The OD Directors shall have the right to appoint and replace the General Manager, who shall initially be Mr. Bernard Louvat. The General Manager shall be empowered to take all decisions concerning the Joint Venture





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         Company which arise in the ordinary course of business.

         4.3 The General Manager shall be responsible for preparing an annual budget for the Joint Venture Company, to be submitted to the Board of Directors for approval. The General Manager shall also be responsible for the preparation, monitoring, and updating of a four-year business plan and shall provide all relevant financial information to the Board of Directors.

         4.4 The General Manager shall manage the Company in accordance with the approved budget and business plan. The initial business plan will be prepared and submitted to the Board of Directors within four months of signing, will be duly approved for the next four years by the Partners and will be reviewed annually.

         4.5 The unanimous approval of all members of the Board shall be required for the Joint Venture Company to carry out the following restricted transactions:

         a) any modifications to the Articles of the Incorporation of the Joint Venture Company;

         b) any modifications to, or the adoption of, expansion of financing strategies of the Joint Venture Company and adoption/approval of the business plan and each annual budget.

         4.6 The Board of Directors shall meet at least twice a year upon the written request of the Chairman of the Board or the General Manager. The written request shall be sent 15 days in advance. At least one Board meeting may be held in





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         the United States if contemporaneously held with the OD Board
         Meeting.


5.       TECHNICAL ASSISTANCE

         Carrefour shall enter into certain service arrangement contracts with the Joint Venture Company for purposes of providing the necessary technical expertise, as set forth in the Technical Assistance Agreement in the form annexed hereto. The fee as outlined in the Technical Assistance Agreement of two-tenths of one percent (2/10%) of net sales payable to Carrefour. The fee structure cannot be changed without the agreement of the Partners.


6.       MASTER AGREEMENT

         OD and the Joint Venture Company shall enter into the Master Agreement, which is annexed hereto, for purposes of granting OD rights and trademarks to the Joint Venture Company. The fee structure is as outlined in the Master Agreement of .50% (1/2 of one percent) of Net Sales payable to Office Depot in addition to the initial fee for France of USD$400,000 for the software licenses. The fee structure cannot be changed without the agreement of the Partners.


7.       SHARE TRANSFERS

         The Partner that wishes to transfer, sell or otherwise dispose of any of its shares must first obtain the written consent of





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         the non-transferring Partner.  In the case of transfer by a Partner to an Affiliate of that Partner, the consent of the other Partners shall not be unreasonably withheld.


8.       TERMINATION/DEFAULTING PARTNER

         8.1 Term Unless earlier terminated as provided herein, the Joint Venture shall continue as long as the Partners remain Shareholders of the Joint Venture Company.

         8.2 A notice of termination of this Agreement may be given by a Partner in the event that the other Partner is in material breach of any of its obligations under this Agreement (or any of the other agreements contemplated hereby), where such breach has not been cured within a reasonable time, which in no event shall be less than 30 working days after receipt of such notification by such other Partner, provided that the cure for such breach is commenced within such 30-day period.

         8.3 In the event this Agreement is terminated under Section 8.2, the effect will be to compel the defaulting Partner, at the non-defaulting Partner's option, to either offer to sell its shares to the non-defaulting Partner or purchase the non-defaulting Partner's shares in each case at a price determined by an independent expert. The expert shall be named by mutual agreement of the Partners or, failing agreement, by the President of the Commercial Court of Paris upon the request of the most diligent Partner. The expert shall render his determination within three months after nomination and his





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         determination shall be final and not subject to appeal.

         8.4     Bankruptcy   The Joint Venture will automatically terminate and
         the Joint Venture Company will be dissolved upon the bankruptcy, resignation or expulsion of either Partner.


9.       NON-COMPETITION

         OD and Carrefour agree that for the term of this Agreement they shall not engage or take any interest or shareholding, whether directly or indirectly, in any entity in the territory having an activity identical or similar to the Business, provided, however, that Carrefour shall reserve the right to sell office equipment, furniture and products in its hypermarkets.


10.      DISPUTE RESOLUTION AND DEADLOCK

         10.1 The Partners hereby agree that in the event of major or persistent disagreement between the Partners concerning the business plan or the management of the Joint Venture Company which leads to the inability of the Joint Venture Company to conduct business in due course, or a disagreement between the Partners involving a transfer of shares, the procedure set forth in Section 10.2 shall apply.

         10.2 Either Partner may, upon written notice, call a meeting of the President of each Partner. The purpose of the meeting shall be to resolve amicably, and in good faith, any dispute. In the event that the dispute cannot be resolved successfully





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         within one month of the delivery of such notice (the "Notice") date, then for a period of three months, OD shall have the option to purchase all of Carrefour's shares in the Joint Venture Company at a price to be determined by an independent expert in accordance with the procedure described in Article 8.3.

         10.3 In the event that OD does not exercise its option, then for a succeeding period of three months, Carrefour shall have the option to purchase all of OD's shares in the Joint Venture Company at the same price.

         10.4 If neither OD nor Carrefour exercise their options, then the Joint Venture shall terminate and the Joint Venture Company either be sold to a third party with the agreement of both Partners or shall be liquidated.


11.      TRANSPARENCY AND ACCESS TO THE BOOKS OF THE JOINT VENTURE COMPANY

         The Partners subscribe to the principle of transparency in connection with the Joint Venture Company.


12.      ASSUMPTION

         A pre-condition of the validity of such transfer of shares under
         Section 7 is that the acquiring party must expressly and simultaneously accept to be bound by the terms of this Agreement and that the Partner transferring the shares





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         guarantees the due performance of all obligations hereunder if so required by the other Partner.


13.      AUDIT

         The accounts of the Joint Venture Company shall be audited once per year by Deloitte and Touche.

         Each Partner shall have the right to carry out a supplementary independent audit of the Joint Venture Company, no more than once per year and at its own cost, and the Joint Venture Company shall cooperate in supplying the necessary information.


14.      MODIFICATIONS

         This Agreement may not be modified except by written agreement signed by both the Partners.


15.      WHOLE AGREEMENT

         This Agreement and the related agreements annexed hereto constitute the entire agreement between the Partners and supersede any prior understanding, whether written or oral concerning the present Joint Venture.


16.      SEVERABILITY

         In the event that any of the provisions of this Agreement should prove to be invalid or illegal, this fact shall not affect the validity of the remaining provisions and the





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         offending provision shall be severed from this Agreement.  The
         Partners undertake to replace the invalid or illegal provision with a permissible provision which as nearly as possible reproduces the legal and financial purposes of the invalid or illegal provision.


17.      WAIVER

         No failure or delay on the part of either Partner hereto to exercise any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any express waiver or assent to any breach or default operate as a waiver or assent to any subsequent breach or default of the same or any other term or condition of this Agreement.


18.      CONFIDENTIALITY

         The Partners agree, both during this Agreement and after its termination for whatever reason, except as otherwise required by applicable law, to keep strictly confidential all technical, financial, commercial, and other confidential information obtained by them during the course of the Agreement and the related agreements annexed hereto.


19.      APPLICABLE LAW

         This Agreement shall be governed and construed in accordance with the law of France.





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20.      LANGUAGE

         This Agreement is executed in the English language and any translations made into another language for the convenience of the Partners shall in no way prevail over the English version, which is the sole binding Agreement between the Partners.


21.      RELATION AMONG AGREEMENTS

         The Partners agree that the present Agreement and all other agreements and documents attached or relating to the Joint Venture shall be considered as one complete whole. In the event of inconsistency or disagreement among such agreements and/or documents, the terms of the Partnership Agreement shall prevail. In the event of termination of the Joint Venture for any reason, all of such agreements shall terminate (except for clauses expressly surviving termination). All disputes between the Partners concerning any of such agreements shall be resolved in a consistent and coordinated manner by arbitration as set forth herein.


22.      AUTHORIZATIONS - DECLARATIONS

         The Partners agree to take all necessary steps to obtain any authorizations and to complete any declarations which may be necessary for the proper performance of this Agreement.


23.      ARBITRATION

         23.1    In the event of any dispute concerning the





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         interpretation, validity, or performance of this Agreement, and any other agreement relating to the Joint Venture, the Partners agree that they shall meet, with a view to finding an amicable resolution. Failing such an amicable resolution within 30 days from the date of the meeting between the Partners to which they have been called by either Partner, by way of registered letter, the question shall be submitted to arbitration in accordance with the rules of the International Chamber of Commerce.

         23.2 The Partners shall each name an arbitrator in the month following the expiration of the 30-day delay referred to above. Each Partner shall notify the other by registered letter of the name of the arbitrator chosen and the questions it wishes to submit for decision. The arbitrators chosen shall have a further 30 days in which to appoint a third arbitrator, who shall preside as Chairman of the arbitration.

         23.3 In the event that one of the Partners fails to designate an arbitrator, or the two arbitrators fail to agree on the appointment of the third, any missing arbitrator shall be designated in accordance with the ICC Rules.

         23.4 The arbitration shall take place in Geneva and the arbitrators shall use their best efforts to render a decision in the shortest time possible. The language of the arbitration shall be English.

         23.5 The decision of the arbitrators shall be final and binding and incapable of appeal. The decision may be





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         registered with a competent Court, upon the request of either of the
         Partners.





Signed this 10th day of June, 1995





/s/ D. Bernard                                  /s/ D. Fuente
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CARREFOUR                                       OFFICE DEPOT

D. Bernard                                      D. Fuente





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